EXHIBIT 11
                             ROBERTSON-CECO CORPORATION
                  COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  -----------------------------------------------
                        (Thousands, except per share amounts)
                                     (Unaudited)

                                                                                 YEAR ENDED DECEMBER 31
                                                                           ----------------------------------
                                                                           1994            1995            1996
                                                                           ----            ----            ----
PRIMARY:

 Income (loss) from continuing
      operations  . . . . . . . . . . . . . . . . . . . . . .           $   (167)        $ 12,347         $ 52,608
 Less dividends on preferred stock  . . . . . . . . . . . . .               -                -                -
                                                                         --------         --------         --------
 Primary income (loss) from continuing
     operations . . . . . . . . . . . . . . . . . . . . . . .               (167)          12,347           52,608
   (Loss) from discontinued operations  . . . . . . . . . . .            (21,593)         (15,888)            -
 Income (loss) from extraordinary items   . . . . . . . . . .               -                -              (1,315)
                                                                         --------         --------         --------
   Total primary earnings (loss)  . . . . . . . . . . . . . .           $(21,670)        $ (3,541)        $ 51,293
                                                                         ========         ========         ========
 Average number common shares
          outstanding   . . . . . . . . . . . . . . . . . . .             15,808           15,932           16,017
 Incremental shares to reflect
    dilutive effect of deferred
          compensation plan   . . . . . . . . . . . . . . . .               -                  75              105
                                                                        --------         --------         --------
    Total Shares  . . . . . . . . . . . . . . . . . . . . . .             15,808           16,007           16,122
                                                                        ========         ========         ========

PRIMARY EARNINGS (LOSS) PER COMMON SHARE:

 Continuing operations  . . . . . . . . . . . . . . . . . . .           $   (.01)        $    .77         $   3.26
   Discontinued operations  . . . . . . . . . . . . . . . . .              (1.37)            (.99)            -
 Extraordinary item   . . . . . . . . . . . . . . . . . . . .                -               -                (.08)
                                                                         --------         --------         --------
 Primary earnings (loss) per
    common share  . . . . . . . . . . . . . . . . . . . . . .           $  (1.38)        $   (.22)        $   3.18
                                                                         ========         ========         ========




                                                                 EXHIBIT 11
                                                                 (Continued)
                             ROBERTSON-CECO CORPORATION
             COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (CONTINUED)
             -----------------------------------------------------------
                        (Thousands, except per share amounts)
                                     (Unaudited)


                                                                               YEAR ENDED DECEMBER 31
                                                                          ----------------------------------
                                                                         1994              1995            1996
                                                                         ----              ----            ----

FULLY DILUTED:
 Income (loss) from continuing
    operations  . . . . . . . . . . . . . . . . . . . . . . .           $   (167)        $ 12,347         $ 52,608
 Less dividends on preferred stock  . . . . . . . . . . . . .               -                -                -
                                                                         --------         --------         --------
 Fully diluted income (loss) from
    continuing operations   . . . . . . . . . . . . . . . .   .             (167)          12,347           52,608
   (Loss) from discontinued operations  . . . . . . . . . . .            (21,593)         (15,888)            -
 Income (loss) from extraordinary items   . . . . . . . . . .               -                -              (1,315)
                                                                        --------         --------         --------
   Total fully diluted earnings (loss)  . . . . . . . . . . .           $(21,760)        $ (3,541)        $ 51,293
                                                                         ========         ========         ========
 Average number common shares
    outstanding   . . . . . . . . . . . . . . . . . . . . . .             15,808           15,932           16,017

 Incremental shares to reflect dilutive
    effect of deferred compensation
    plan    . . . . . . . . . . . . . . . . . . . . . . .  .                  -                75              105
                                                                         --------         --------         --------
 Total number common shares, assuming
    full dilution   . . . . . . . . . . . . . . . . . . . .               15,808           16,007           16,122
                                                                          ========         ========         ========
   FULLY DILUTED EARNINGS (LOSS) PER
    COMMON SHARE:

    Continuing operations   . . . . . . . . . . . . . . . . .           $   (.01)        $    .77         $   3.26
          Discontinued operations   . . . . . . . . . . . . .              (1.37)            (.99)             -
    Extraordinary item  . . . . . . . . . . . . . . . . . . .                -               -                (.08)
                                                                          --------         --------         --------
 Fully diluted earnings (loss) per
    common share  . . . . . . . . . . . . . . . . . . . . . .           $  (1.38)        $   (.22)        $   3.18
                                                                         ========         ========         ========
